                                                                  CONFORMED COPY


    As filed with the Securities and Exchange Commission on October 27, 1998
                                         Registration No. 333-_______
________________________________________________________________________________



                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            WHIRLPOOL CORPORATION
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

                Delaware                              38-1490038
--------------------------------------------------------------------------------
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

2000 North M-63, Benton Harbor, Michigan               49022-2962
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                             WHIRLPOOL 401(k) PLAN
-------------------------------------------------------------------------------
                            (Full Title of the plan)

   Robert T. Kenagy, Esq., Associate General Counsel and Secretary,
             Whirlpool Corporation, Law Department, Mail Drop 2200,
              2000 North M-63, Benton Harbor, Michigan 49022-2692
-------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                  616-923-3910
-------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum
                                                      Offering Price       Proposed Maximum
   Title of Securities to          Amount to be            Per            Aggregate Offering     Amount of Registration
        be Registered             Registered (1)        Share (2)             Price (2)                 Fee (3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00       1,000,000            $51.750             $51,750,000               $14,386.50
                                      shares
-----------------------------------------------------------------------------------------------------------------------

Notes:
  1. In addition, pursuant to Rule 416(c) of Regulation C, this registration statement also covers an indeterminate amount of interests to be offered or sold in the Whirlpool 401(k) Plan.

  2. Calculated pursuant to Rule 457(h) of Regulation C based on an assumed price of $51.750 per share, which represents the average of the high and low prices of such securities reported on the New York Stock Exchange Composite Tape on October 22, 1998.

  3. Pursuant to Rule 457(h)(2) of Regulation C, no separate fee is required with respect to interests in the Whirlpool 401(k) Plan.

     Pursuant to General Instruction E to Form S-8, this Registration Statement registers additional securities of the same class as other securities registered on Registration Statement No. 33-53196 on Form S-8 filed October 13, 1992 with the Commission. The contents of such earlier Registration Statement are hereby incorporated in this Registration Statement by reference.


Item 8. Exhibits.
------  --------

     See Exhibit Index.

                                  SIGNATURES

The Registrant.
---------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on October 27, 1998.

                                           WHIRLPOOL CORPORATION



                                           By: /s/ Daniel F. Hopp
                                              -------------------------
                                                   Daniel F. Hopp
                                                   Senior Vice President
                                                   Corporate Affairs and
                                                   General Counsel

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                           Date
---------                           -----                           ----

David. R. Whitwam*     Director, Chairman of the Board
                       and Chief Executive Officer

William D. Marohn*     Director and Vice Chairman

Robert A. Burnett*     Director

Herman Cain*           Director

Gary T. DiCamillo*     Director

H. Miguel Etchenique*  Director

Allan D. Gilmour*      Director

Kathleen J. Hempel*    Director

Philip L. Smith*       Director

Paul G. Stern*         Director

Janice D. Stoney*      Director

Ralph F. Hake*         Senior Executive Vice President
                       and Chief Financial Officer
                       (Principal Financial Officer)

Mark Brown*            Vice President and Controller
                       (Principal Accounting Officer)


*By:  /s/ Daniel F. Hopp         Attorney in Fact           October 27, 1998
     --------------------------------------------
           Daniel F. Hopp

The Plan.
---------

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Benton Harbor, State of Michigan, on October 27, 1998.



                                           WHIRLPOOL 401(K) PLAN



                                           By: /s/ Kenneth W. Kaminski
                                              ------------------------------
                                                   Kenneth W. Kaminski
                                                   Trustee and Chairman
                                                   of the Individual Trustees

                                 EXHIBIT INDEX
                                 -------------

Exhibit             Description
Number              of Document
------              -----------
4(a)      Restated Certificate of Incorporation of Whirlpool
          Corporation (filed as Exhibit 3(i) to Whirlpool
          Corporation's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1993,
          Commission File No. 1-3932, and incorporated
          herein by reference.)

4(b)      By-laws of the Company, as amended and restated
          February 17, 1998 (filed as Exhibit 3(ii) to Whirlpool
          Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Commission
          File No. 1-3932, and incorporated herein by reference.)

4(c)      Rights Agreement, dated April 21, 1998, between Whirlpool
          Corporation and First Chicago Trust Company of New York,
          (filed on the Registrant's Form 8-K filed on April 27, 1998,
          Commission File No. 1-3932, and incorporated herein by reference.)

5(a)      Opinion of Robert J. LaForest, Esq. Re: Legality

5(b)      Opinion of Altheimer & Gray regarding ERISA compliance

23(a)     Consent of Ernst & Young LLP

23(b)     Consent of PricewaterhouseCoopers

23(c)     Consent of Robert J. LaForest (included in Exhibit 5(a))

23(d)     Consent of Altheimer & Gray (included in Exhibit 5(b))

24        Powers of Attorney